Exhibit 99.2

3rd Quarter 2013

Third Quarter 2013

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent filings with the SEC; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; exposure to economic and other competitive factors due to market concentration; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing of condominium sales and warranty and related obligations; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to compete for limited investment opportunities; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the effects of changing interest rates and effectiveness of interest rate hedging contracts; the success of the Company’s acquired apartment communities; uncertainties associated with the timing and amount of asset sales, the market for asset sales and the resulting gains/losses associated with such asset sales; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission; increased costs arising from health care reform; any breach of the Company’s privacy or information security systems. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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3rd Quarter 2013

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Rental	$87,895	$80,015	$253,174	$230,720
Other property revenues	5,274	4,992	15,190	14,053
Other	225	209	668	637

Total revenues	93,394	85,216	269,032	245,410

Expenses
Property operating and maintenance (exclusive of items shown separately below)	40,266	36,856	115,723	105,783
Depreciation	21,580	20,136	63,694	58,572
General and administrative	4,079	3,763	12,494	11,931
Investment and development (1)	367	203	1,448	1,005
Other investment costs (1)	418	547	1,239	1,159
Severance, impairment and other (2)	1,981	-	1,981	-

Total expenses	68,691	61,505	196,579	178,450

Operating income	24,703	23,711	72,453	66,960

Interest income	8	20	67	359
Interest expense	(11,186)	(11,718)	(33,280)	(34,273)
Amortization of deferred financing costs	(646)	(667)	(1,915)	(2,026)
Net gains on condominium sales activities (3)	5,293	10,261	27,468	25,695
Equity in income of unconsolidated real estate entities, net (4)	656	475	1,611	7,416
Other income (expense), net	(196)	(137)	(644)	444
Net loss on extinguishment of indebtedness (5)	-	-	-	(301)

Income from continuing operations	18,632	21,945	65,760	64,274

Discontinued operations (6)
Income from discontinued property operations	421	377	1,297	1,083

Income from discontinued operations	421	377	1,297	1,083

Net income	19,053	22,322	67,057	65,357
Noncontrolling interests - consolidated real estate entities	(32)	(55)	(87)	(96)
Noncontrolling interests - Operating Partnership	(48)	(60)	(167)	(175)

Net income available to the Company	18,973	22,207	66,803	65,086
Dividends to preferred shareholders	(922)	(922)	(2,766)	(2,766)

Net income available to common shareholders	$18,051	$21,285	$64,037	$62,320

Per common share data - Basic (7)
Income from continuing operations (net of preferred dividends)	$0.32	$0.38	$1.15	$1.14
Income from discontinued operations	0.01	0.01	0.02	0.02

Net income available to common shareholders	$0.33	$0.39	$1.17	$1.16

Weighted average common shares outstanding - basic	54,371	54,115	54,424	53,661

Per common share data - Diluted (7)
Income from continuing operations (net of preferred dividends)	$0.32	$0.38	$1.15	$1.13
Income from discontinued operations	0.01	0.01	0.02	0.02

Net income available to common shareholders	$0.33	$0.39	$1.17	$1.15

Weighted average common shares outstanding - diluted	54,539	54,392	54,611	54,001

See Notes to Consolidated Financial Statements on page 6

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3rd Quarter 2013

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Funds From Operations
Net income available to common shareholders	$18,051	$21,285	$64,037	$62,320
Noncontrolling interests - Operating Partnership	48	60	167	175
Depreciation on consolidated real estate assets, net (8)	21,468	20,012	63,226	58,171
Depreciation on real estate assets held in unconsolidated entities	291	287	871	910
Gains on sales of depreciable real estate assets - unconsolidated entities	-	-	-	(6,055)

Funds from operations available to common shareholders and unitholders (A)	$39,858	$41,644	$128,301	$115,521

Funds from operations available to common shareholders and unitholders - core operations (B)	$34,565	$31,383	$100,833	$89,826
Funds from operations available to common shareholders and unitholders - condominiums	5,293	10,261	27,468	25,695

Funds from operations available to common shareholders and unitholders (A)	$39,858	$41,644	$128,301	$115,521

Adjusted Funds From Operations
Funds from operations available to common shareholders and unitholders (A)	$39,858	$41,644	$128,301	$115,521
Annually recurring capital expenditures	(4,128)	(4,672)	(11,493)	(12,152)
Periodically recurring capital expenditures	(2,890)	(2,214)	(11,217)	(5,736)
Non-cash straight-line adjustment for ground lease expenses	118	121	358	367
Non-cash impairment charge	400	-	400	-
Net loss on early extinguishment of indebtedness	-	-	-	301

Adjusted funds from operations available to common shareholders and unitholders (9) (C)	$33,358	$34,879	$106,349	$98,301

Adjusted funds from operations available to common shareholders and unitholders - core operations (9) (D)	$28,065	$24,618	$78,881	$72,606
Adjusted funds from operations available to common shareholders and unitholders - condominiums (9)	5,293	10,261	27,468	25,695

Adjusted funds from operations available to common shareholders and unitholders (9) (C)	$33,358	$34,879	$106,349	$98,301

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷E)	$0.73	$0.76	$2.34	$2.13
Funds from operations per share or unit - core operations (B÷E)	$0.63	$0.57	$1.84	$1.66
Adjusted funds from operations per share or unit, as defined (8) (C÷E)	$0.61	$0.64	$1.94	$1.81
Adjusted funds from operations per share or unit - core operations (8) (D÷E)	$0.51	$0.45	$1.44	$1.34
Dividends declared	$0.33	$0.25	$0.91	$0.72
Weighted average shares outstanding (10)	54,661	54,522	54,731	54,126
Weighted average shares and units outstanding (10) (E)	54,804	54,665	54,874	54,275

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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3rd Quarter 2013

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
Assets
Real estate assets
Land	$323,992	$318,416
Building and improvements	2,383,790	2,278,213
Furniture, fixtures and equipment	286,057	270,180
Construction in progress	80,907	90,075
Land held for future investment	61,768	54,468

	3,136,514	3,011,352
Less: accumulated depreciation	(891,754)	(842,925)
For-sale condominiums	1,122	23,281
Assets held for sale, net of accumulated depreciation of $14,177 at September 30, 2013	18,417	-

Total real estate assets	2,264,299	2,191,708
Investments in and advances to unconsolidated real estate entities	4,232	4,533
Cash and cash equivalents	57,867	118,698
Restricted cash	4,793	5,388
Deferred financing costs, net	9,129	10,855
Other assets	27,005	32,182

Total assets	$2,367,325	$2,363,364

Liabilities and equity
Indebtedness	$1,099,698	$1,102,464
Accounts payable, accrued expenses and other	81,178	88,926
Investments in unconsolidated real estate entities	16,518	16,297
Dividends and distributions payable	17,932	13,653
Accrued interest payable	8,913	5,721
Security deposits and prepaid rents	9,171	9,524

Total liabilities	1,233,410	1,236,585

Redeemable common units	6,453	7,159

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
Common stock, $.01 par value, 100,000 authorized:
54,629 and 54,483 shares issued and 54,196 and 54,470 shares outstanding at September 30, 2013 and December 31, 2012, respectively	546	545
Additional paid-in-capital	1,111,638	1,107,354
Accumulated earnings	42,478	27,266
Accumulated other comprehensive income (loss)	(4,962)	(11,679)

	1,149,709	1,123,495
Less common stock in treasury, at cost, 514 and 107 shares at September 30, 2013 and December 31, 2012, respectively	(22,067)	(3,781)

Total Company shareholders’ equity	1,127,642	1,119,714
Noncontrolling interests - consolidated property partnerships	(180)	(94)

Total equity	1,127,462	1,119,620

Total liabilities and equity	$2,367,325	$2,363,364

See Notes to Consolidated Financial Statements on page 6

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3rd Quarter 2013

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs primarily include land carry costs, principally property taxes and assessments, as well as acquisition expenses of $145 and $320 for the three and nine months ended September 30, 2013.

2)

Severance, impairment and other in 2013 included severance charges of $989 related to the departure of an executive officer and a non-cash impairment charge of $400 to write-down to fair value a parcel of land held for future investment. The Company also recognized expenses of approximately $281 related to the start of a strategic initiative to upgrade the Company’s operating and financial software systems and estimated casualty losses of $311 related to fire damage sustained at one of the Company’s Charlotte, North Carolina communities. The casualty losses were beneath the Company’s insured deductibles.

3)	A summary of revenues and costs and expenses of condominium activities for the three and nine months ended September 30, 2013 and 2012 is as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Condominium revenues	$12,550	$23,517	$68,148	$64,043
Condominium costs and expenses	(7,257)	(13,256)	(40,680)	(38,960)

Net gains on sales of residential condominiums, before income tax	5,293	10,261	27,468	25,083
Income tax benefit	-	-	-	612

Net gains on sales of condominiums	$5,293	$10,261	$27,468	$25,695

4)

Equity in earnings of unconsolidated entities for the nine months ended September 30, 2012 includes the Company’s $6,055 share of the gain on the sale of Post Biltmore™, previously owned by a 35% owned unconsolidated entity.

5)

The net loss on early extinguishment of indebtedness of $301 for the nine months ended September 30, 2012, represents the write-off of a portion of unamortized deferred loan costs associated with the refinancing of the Company’s line of credit.

6)

Under ASC Topic 360, the operating results of real estate assets designated as held for sale are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations. For the three and nine months ended September 30, 2013 and 2012, income from discontinued operations included the operating results of one apartment community, containing 342 units, held for sale at September 30, 2013.

The operating revenues and expenses of this community for the three and nine months ended September 30, 2013 and 2012 were as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues
Rental	$1,113	$1,054	$3,272	$3,085
Other property revenues	111	104	327	315

Total revenues	1,224	1,158	3,599	3,400

Expenses
Property operating and maintenance	540	485	1,509	1,426
Depreciation	175	198	527	600
Interest	88	98	266	291

Total expenses	803	781	2,302	2,317

Income from discontinued property operations	$421	$377	$1,297	$1,083

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3rd Quarter 2013

The apartment community held for sale was subsequently sold in October 2013 for a sales price of approximately $47,500. The Company expects to realize a net gain of approximately $28,000 in the fourth quarter of 2013.

7)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership, through which the Company conducts its operations. As of September 30, 2013, there were 54,339 Operating Partnership units outstanding, of which 54,196, or 99.7%, were owned by the Company.

8)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

9)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $569 and $76 for the three months and $1,225 and $521 for the nine months ended September 30, 2013 and 2012, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

10)

Diluted weighted average shares and units include the impact of dilutive securities totaling 168 and 277 for the three months and 187 and 340 for the nine months ended September 30, 2013 and 2012, respectively. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 122 and 129 for the three months and 120 and 126 for the nine months ended September 30, 2013 and 2012, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income per share computations under GAAP using the “two-class method.”

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3rd Quarter 2013

SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities classified as held for sale. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 22 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 27 for a year-to-date margin analysis. The operating performance and capital expenditures of the 50 communities containing 17,999 apartment units which were fully stabilized as of January 1, 2012, are summarized in the table below.

	Three months ended			Nine months ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change
Revenues:
Rental and other revenue	$77,050	$74,736	3.1%	$227,522	$218,701	4.0%
Utility reimbursements	2,494	2,375	5.0%	7,094	6,765	4.9%

Total rental and other revenues	$79,544	$77,111	3.2%	$234,616	$225,466	4.1%

Property operating and maintenance expenses:
Personnel expenses	6,347	6,828	(7.0)%	19,317	20,179	(4.3)%
Utility expense	4,477	4,582	(2.3)%	12,554	12,409	1.2%
Real estate taxes and fees	12,153	11,153	9.0%	35,655	32,463	9.8%
Insurance expenses	1,241	1,042	19.1%	3,720	3,184	16.8%
Building and grounds repairs and maintenance	4,694	4,309	8.9%	12,846	12,711	1.1%
Ground lease expense	230	230	0.0%	690	690	0.0%
Other expenses	2,028	1,918	5.7%	5,987	5,647	6.0%

Total property operating and maintenance expenses (excluding depreciation and amortization)	31,170	30,062	3.7%	90,769	87,283	4.0%

Same store net operating income	$48,374	$47,049	2.8%	$143,847	$138,183	4.1%

Same store net operating income margin	60.8%	61.0%	(0.3)%	61.3%	61.3%	-

Capital expenditures (1)
Annually recurring:
Carpet	$1,116	$988	13.0%	$2,796	$2,547	9.8%
Other	2,466	3,208	(23.1)%	7,751	8,563	(9.5)%

Total annually recurring	3,582	4,196	(14.6)%	10,547	11,110	(5.1)%
Periodically recurring (1)	2,174	1,847	17.7%	9,595	4,268	124.8%

Total capital expenditures (A)	$5,756	$6,043	(4.7)%	$20,142	$15,378	31.0%

Total capital expenditures per unit (A ÷ 17,999 units)	$320	$336	(4.8)%	$1,119	$854	31.0%

Average monthly rental rate per unit (2)	$1,426	$1,379	3.4%	$1,412	$1,353	4.4%

Gross turnover (3)	69.4%	70.4%	(1.0)%	62.6%	60.7%	1.9%

Net turnover (4)	61.2%	63.9%	(2.7)%	54.9%	54.3%	0.6%

Percentage rent increase - new leases (5)	2.6%	5.1%	(2.5)%	3.4%	5.9%	(2.5)%

Percentage rent increase - renewed leases (5)	4.6%	6.3%	(1.7)%	5.0%	6.6%	(1.6)%

1)

See Table 5 on page 28 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP. Periodically recurring capital expenditures includes $392 and $159 for the three months and $884 and $426 for the nine months ended June 30, 2013 and 2012, respectively, related to the Company’s “resident design center” program.

2)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 23 and Table 3 on page 25 for further information.

3)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
4)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.
5)

Percentage change is calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit. Accordingly, these percentage changes may differ from the change in the average monthly rental rate per unit due to the timing of move-ins and/or the term of the respective leases.

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3rd Quarter 2013

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Third Quarter 2013 to Third Quarter 2012

(Increase (decrease) between periods)

	Three months ended							Nine months ended
	September 30, 2013							September 30, 2013
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	4.7%		3.0%		5.9%		0.3%	5.0%		5.8%		4.5%		(0.2)%
Dallas	2.9%		1.5%		4.0%		(0.2)%	4.3%		2.4%		5.7%		(0.2)%
Houston	8.0%		5.7%		9.5%		0.6%	8.6%		6.6%		10.0%		0.0%
Austin	5.7%		7.6%		4.3%		0.8%	6.4%		3.4%		8.7%		(0.1)%
Washington, D.C.	(0.4)%		7.7%		(4.1)%		(1.6)%	0.6%		6.8%		(2.2)%		(1.7)%
New York	0.9%		15.8%		(10.5)%		(0.5)%	0.9%		5.9%		(3.2)%		(1.7)%
Tampa	4.0%		3.9%		4.1%		(0.1)%	5.2%		3.3%		6.3%		0.3%
Orlando	1.0%		(10.1)%		7.6%		(0.6)%	2.9%		(2.8)%		6.3%		(1.0)%
Charlotte	3.8%		(1.4)%		6.4%		(0.7)%	5.5%		(2.3)%		9.6%		(0.3)%

Total	3.2%		3.7%		2.8%		(0.3)%	4.1%		4.0%		4.1%		(0.5)%

1)	See Table 2 on page 23 for a reconciliation of these components of same store net operating income and Table 1 on page 22 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

								Average Rental
			Average Economic		Average Economic			Rate Per Unit
			Occupancy (1)		Occupancy (1)		Physical	Three Months
		% of NOI	Three months ended		Nine months ended		Occupancy	Ended
	Apartment	Three months ended	September 30,		September 30,		at September 30,	September 30,
Market	Units	September 30, 2013	2013	2012	2013	2012	2013 (2)	2013 (3)
Atlanta	5,065	25.7%	97.6%	97.3%	96.5%	96.7%	96.6%	$1,281
Dallas	4,725	21.1%	96.1%	96.3%	95.4%	95.6%	96.5%	1,225
Houston	837	4.6%	97.1%	96.5%	96.9%	96.9%	95.7%	1,428
Austin	637	3.4%	96.9%	96.1%	96.2%	96.3%	96.9%	1,535
Washington, D.C.	2,301	18.1%	93.9%	95.5%	93.6%	95.3%	93.7%	1,896
New York	337	3.9%	95.3%	95.8%	94.2%	95.9%	98.2%	3,883
Tampa	2,111	12.0%	96.8%	96.9%	97.0%	96.7%	95.6%	1,400
Orlando	598	3.9%	96.9%	97.5%	96.5%	97.5%	97.2%	1,513
Charlotte	1,388	7.3%	96.7%	97.4%	96.2%	96.5%	95.7%	1,212

Total	17,999	100.0%	96.3%	96.6%	95.7%	96.2%	96.0%	$1,426

1)

Average economic occupancy is defined as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross potential rent is defined as the sum of the gross actual rates for leased units and the anticipated rental rates for unoccupied units. The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 95.7% and 95.9% for the three months and 95.1% and 95.5% for the nine months ended September 30, 2013 and 2012, respectively. For the three months ended September 30, 2013 and 2012, net concessions were $254 and $279, respectively, and employee discounts were $205 and $219, respectively. For the nine months ended September 30, 2013 and 2012, net concessions were $758 and $918, respectively, and employee discounts were $626 and $643, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 23 and Table 3 on page 25 for further information.

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3rd Quarter 2013

SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results – Comparison of Third Quarter of 2013 to Second Quarter of 2013

	Three months ended
	September 30,	June 30,
	2013	2013	% Change
Rental and other revenue	$77,050	$75,803	1.6%
Utility reimbursements	2,494	2,242	11.2%

Total rental and other revenues	$79,544	$78,045	1.9%

Personnel expenses	6,347	6,358	(0.2)%
Utility expense	4,477	3,945	13.5%
Real estate taxes and fees	12,153	11,748	3.4%
Insurance expenses	1,241	1,240	0.1%
Building and grounds repairs and maintenance	4,694	4,255	10.3%
Ground lease expense	230	230	0.0%
Other expenses	2,028	2,103	(3.6)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	31,170	29,879	4.3%

Same store net operating income (1)	$48,374	$48,166	0.4%

Average economic occupancy	96.3%	95.5%	0.8%

Average monthly rental rate per unit	$1,426	$1,412	1.0%

1)	See Table 2 on page 23 for a reconciliation of these components of same store net operating income and Table 1 on page 22 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market – Comparison of Third Quarter of 2013 to Second Quarter of 2013

(Increase (decrease) between periods)

							Average
							Economic
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Occupancy
Atlanta	2.8%		1.2%		3.9%		1.4%
Dallas	2.9%		3.8%		2.1%		1.4%
Houston	3.3%		2.8%		3.7%		1.2%
Austin	2.2%		12.0%		(4.6)%		1.3%
Washington, D.C.	0.2%		7.0%		(2.9)%		0.1%
New York	0.6%		19.8%		(13.2)%		0.3%
Tampa	1.0%		2.7%		(0.0)%		(0.2)%
Orlando	0.3%		1.8%		(0.4)%		0.5%
Charlotte	2.1%		1.2%		2.5%		0.4%

Total	1.9%		4.3%		0.4%		0.8%

1)	See Table 2 on page 23 for a reconciliation of these components of same store net operating income and Table 1 on page 22 for a reconciliation of same store net operating income to GAAP net income.

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3rd Quarter 2013

DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at September 30, 2013 - Consolidated

		Percentage	Weighted Average Rate (1) September 30,
Type of Indebtedness	Balance	of Total Debt	2013	2012
Unsecured fixed rate senior notes	$400,000	36.4%	3.9%	5.5%
Unsecured bank term loan	300,000	27.3%	3.2%	3.4%
Secured fixed rate notes	399,698	36.3%	5.6%	5.6%

	$1,099,698	100.0%	4.3%	4.9%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2)
Total fixed rate debt	$1,099,698	100.0%	5.4
Total variable rate debt - unhedged	-	0.0%	0.0

Total debt	$1,099,698	100.0%	5.4

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2013	$965		5.9%	$-	$-	-
2014	3,961		5.9%	-	-	-
2015	124,205	(9)	4.9%	-	-	-
2016	4,419	(3)	5.9%	-	-	-
2017	154,736		4.8%	85,723	21,431	5.6%
Thereafter	811,412		4.1%	92,000	28,100	4.5%

	$1,099,698		4.3%	$177,723	$49,531	5.0%

Debt Statistics

	Nine months ended September 30,
	2013	2012
Interest coverage ratio (4)(5)	4.1x	3.7x
Interest coverage ratio (including capitalized interest) (4)(5)	3.8x	3.3x

Fixed charge coverage ratio (4)(6)	3.8x	3.5x
Fixed charge coverage ratio (including capitalized interest) (4)(6)	3.5x	3.1x

Total debt to annualized income available for debt service ratio (7)	5.9x	6.0x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	35.5%	35.3%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	36.8%	36.8%

1)

Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at September 30, 2013 and 2012 are based on the debt outstanding at that date. Weighted average interest rate of the unsecured bank term loan represents the effective fixed interest rate based on outstanding borrowings as of September 30, 2013 and 2012, after considering the impact of interest rate swap arrangements that hedge this debt.

2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $0 outstanding on unsecured revolving lines of credit maturing in 2016. At September 30, 2013, the Company’s lines of credit bear interest at LIBOR plus 1.225%.
4)	Calculated for the nine months ended September 30, 2013 and 2012.
5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and interest expense to consolidated interest expense is included in Table 7 on page 29.

6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 29

7)	A computation of this ratio is included in Table 7 on page 29.
8)	A computation of these debt ratios is included in Table 6 on page 28.
9)	Includes a mortgage note payable of $120,000 that matures in February 2015 at which time it will automatically be extended for a one-year term at a variable interest rate.

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3rd Quarter 2013

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Senior Unsecured Public Notes Debt Ratings

Moody’s – Baa2 (stable)

Standard & Poor’s – BBB (stable)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of September 30, 2013

Consolidated Debt to Total Assets cannot exceed 60%	34%
Secured Debt to Total Assets cannot exceed 40%	12%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	3.9x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	4.1x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

Ratio of Consolidated Debt to Total Assets
As of September 30, 2013
Consolidated debt, per balance sheet (A)	$1,099,698

Total assets, as defined (B) (Table A)	$3,257,989

Computed ratio (A÷B)	34%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$399,698

Computed ratio (C÷B)	12%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,099,698
Total secured debt (C)	(399,698)

Total unsecured debt (D)	$700,000

Total unencumbered assets, as defined (E) (Table A)	$2,720,977

Computed ratio (E÷D)	3.9x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$194,607

Annual Debt Service Charge, as defined (G) (Table B)	$47,164

Computed ratio (F÷G)	4.1x

Required minimum ratio	1.5x

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3rd Quarter 2013

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of September 30, 2013
Total real estate assets	$2,264,299
Add:
Investments in and advances to unconsolidated real estate entities	4,232
Accumulated depreciation	891,754
Accumulated depreciation on assets held for sale	14,177
Other tangible assets	83,527

Total assets for public debt covenant computations	3,257,989
Less:
Encumbered real estate assets	(532,780)
Investments in and advances to unconsolidated real estate entities	(4,232)

Total unencumbered assets for public debt covenant computations	$2,720,977

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge – Annualized (1)

Consolidated income available for debt service	Nine months ended September 30, 2013
Net income	$67,057
Add:
Non-cash impairment charge	400
Depreciation	63,694
Depreciation and amortization (company share) - unconsolidated entities	894
Depreciation - discontinued operations	527
Amortization of deferred financing costs	1,915
Interest expense	33,280
Interest expense (company share) - unconsolidated entities	1,827
Interest expense - discontinued operations	266
Income tax expense, net	676
Other non-cash (income) expense, net	2,887
Less:
Gains on sales of real estate assets, net	(27,468)

Consolidated income available for debt service	$145,955

Consolidated income available for debt service (annualized)	$194,607

Annual debt service charge
Consolidated interest expense	$33,280
Interest expense (company share) - unconsolidated entities	1,827
Interest expense - discontinued operations	266

Debt service charge	$35,373

Debt service charge (annualized)	$47,164

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2013 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

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3rd Quarter 2013

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT AND

LAND HELD FOR FUTURE INVESTMENT

(In millions, except units, square footage and acreage) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Estimated Average Unit Size Sq. Ft. (1)	Estimated Retail Sq. Ft. (1)	Estimated Total Cost (2)	Estimated Total Cost Per Sq. Ft. (3)	Costs Incurred as of 9/30/2013	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (4)	Percent Leased (5)
Under development
Post Lake® at Baldwin Park, III	Orlando, FL	410	960	-	$58.6	149	$49.9	1Q 2013	3Q 2014	45.6%
Post Parkside™ at Wade	Raleigh, NC	397	875	14,908	55.0	152	49.4	1Q 2013	3Q 2014	41.6%
Post Richmond Avenue™	Houston, TX	242	857	-	34.3	165	25.2	1Q 2014	1Q 2015	N/A
Post Soho Square™	Tampa, FL	231	880	10,556	39.8	196	17.1	2Q 2014	3Q 2015	N/A
Post Alexander™, II	Atlanta, GA	340	830	-	75.5	268	8.1	2Q 2015	4Q 2016	N/A

Total		1,620		25,464	$263.2		$149.7

Communities stabilized during the period (4)
Post Carlyle Square™, II	Wash. DC	344	906	-	$84.5	$271	$84.1	2Q 2012	3Q 2013	95.4%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)

To the extent that developments contain a retail component, total estimated cost includes estimated first generation tenant improvements and leasing commissions. For stabilized apartment communities, remaining unfunded construction costs include first generation retail tenant improvements and leasing commissions.

3)	The estimated total cost per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.
5)	Represents unit status as of October 25, 2013.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At September 30, 2013 (in thousands)	Estimated Usable Acreage
Centennial Park	Atlanta, GA	$18,858	5.6
South Lamar II	Austin, TX	8,492	3.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Galleria	Houston, TX	13,119	3.9
Wade	Raleigh, NC	10,257	26.6
Other land parcels	Atlanta, GA	5,562	11.2

Total Land Held for Future Investment		$61,768	55.7

Acquisition/Disposition Activity

Property Name	Location	Quarter Acquired / Disposed	Units	Est. Avg. Unit Size Sq. Ft. (1)	Retail Sq. Ft.	Year Completed	Gross Price (Thousands) (2)	Est. Total Price Per Sq. Ft. (3)	Cap Rate	Company’s Ownership %
Acquisitions
Post South End™	Charlotte, NC	Q3 2012	360	847	7,612	2009	$ 74,000	$ 237	5.0%(4)	100%
Post Lakeside™	Orlando, FL	Q2 2013	300	1,070	-	2013	$ 48,500	$ 151	5.2%(4)	100%
Dispositions
Post Biltmore™	Atlanta, GA	Q1 2012	276	766	-	2002	$ 51,075	$ 242	4.8%(5)	35%
Post Renaissance®	Atlanta, GA	Q4 2013	342	914	-	1992-94	$ 47,500	$ 152	5.4%(5)	100%

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	Excludes transaction costs and planned up front capital expenditures, if any.
3)	The estimated total price per square foot is calculated using net rentable residential and retail square feet, where applicable. Square footage amounts used are approximate. Actual amounts may vary.
4)

Based on projected first twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit). Also includes the impact of transaction costs and planned up front capital expenditures, if any.

5)	Based on trailing twelve-month net operating income after adjustments for management fee (3%) and capital reserves ($300/unit).

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3rd Quarter 2013

SUMMARY OF ATLANTA CONDOMINIUM PROJECT

(In thousands, except unit and square foot data) - (Unaudited)

The Ritz-Carlton Residences, Atlanta Buckhead

Project Data
Location	Atlanta, GA
Residential square footage	245,539
Average unit square footage (1)	1,949
Quarter of first units available	3Q10
Units as of 10/25/13 (2)
Closed	125
Under contract	-
Available for sale	1

Total	126

Quarterly Data as of 9/30/13
Balance Sheet Cost Data		Per Sq. Ft.
Condominium book value (3)	$1,122
Condominium estimated cost to complete	-
Estimated book value at completion (3)	1,122	$252
Projected total cost (before impairment losses)	112,700	$459
Units Closed
Quarter	12
Year to date	42
Project to date	125
Square Footage of Units Closed (1)
Quarter	26,919
Year to date	80,622
Project to date	241,089
Gross Revenue
Quarter	$12,429	$462
Year to date	34,032	422
Project to date	96,875	402
Cash flow from sales (4)
Quarter	$8,665	$322
Year to date	24,252	301
Project to date	64,309	267

1)	Average square footage information is based on approximate amounts, and individual unit sizes may vary.
2)

Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in these and other condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

3)	Amounts include unit combination costs of $406, or $91 per square foot.
4)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

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3rd Quarter 2013

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment or condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and nine months ended September 30, 2013 and 2012 is provided below.

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
New community development and acquisition activity (1)	$21,760	$103,331	$147,159	$177,697
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	1,800	1,212	4,213	2,522
Other community additions and improvements (3) (6)	2,890	2,214	11,217	5,736
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	4,128	4,672	11,493	12,152
Corporate additions and improvements	569	76	1,225	521

	$31,147	$111,505	$175,307	$198,628

Other Data
Capitalized interest	$1,026	$1,414	$3,122	$4,414

Capitalized development and associated costs (5)	$737	$973	$2,163	$2,692

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.

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3rd Quarter 2013

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of September 30, 2013						Three months ended September 30, 2013				Nine months ended September 30, 2013
Joint Venture Property	Gross Investment in Real Estate (6)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$55,371	$39,565	(2)	$8,501	$(4,747	) (1)	$806	$28			$2,154	$20
Post Crest® (1)	64,771	46,158	(2)	9,733	(7,111	) (1)	872	18			2,488	27
Post Lindbergh® (1)	61,055	41,000	(3)	12,769	(4,660	) (1)	780	10			2,263	12
Post Massachusetts Avenue™	71,168	51,000	(4)	4,157	4,232		1,972	600			5,732	1,552

Total	$252,365	$177,723		$35,160	$(12,286)		$4,430	$656	$219	(5)	$12,637	$1,611	$644	(5)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 3.5% and matures in February 2019. The note is prepayable without penalty beginning in February 2017.
5)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
6)	Represents GAAP basis net book value plus accumulated depreciation.

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3rd Quarter 2013

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended September 30, 2013	Adjustments		As Adjusted (3)
Rental revenues	$87,895	$(2,165	) (2)	$85,730
Other property revenues	5,274	25	(2)	5,299

Total rental and other revenues (A)	93,169	(2,140)		91,029
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	40,266	(5,001	) (2)	35,265

Property net operating income (Table 1) (A-B)	$52,903	$2,861		$55,764

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,731)
Assumed property capital expenditure reserve
($300 per unit per year based on 19,773 units)				(1,483)

Adjusted property net operating income				$51,550

Annualized property net operating income (C)				$206,200

Apartment units represented (D)	22,858	(3,085	) (2)	19,773

Other Asset Data	As of September 30, 2013	Adjustments		As Adjusted
Cash & equivalents	$57,867	$-		$57,867
Real estate assets under construction, at cost (4)	80,907	152,849	(4)	233,756
Land held for future investment	61,768	-		61,768
For-sale condominiums	1,122	-		1,122
Assets held for sale (5)	18,417	(18,417	) (5)	-
Investments in and advances to unconsolidated real estate entities (6)	4,232	(4,232	) (6)	-
Restricted cash and other assets	31,798			31,798
Cash & other assets of unconsolidated apartment entities (7)	4,220	(3,010	) (7)	1,210

Total (E)	$260,331	$127,190		$387,521

Other Liability Data
Indebtedness (8)	$1,099,698	$(10,792	) (8)	$1,088,906
Investments in unconsolidated real estate entities (6)	16,518	(16,518	) (6)	-
Other liabilities (including noncontrolling interests) (9)	117,194	(8,131	) (9)	109,063
Total liabilities of unconsolidated apartment entities (10)	179,119	(129,176	) (10)	49,943

Total (F)	$1,412,529	$(164,617)		$1,247,912

Other Data	As of September 30, 2013
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$43,392

Common shares outstanding	54,196
Common units outstanding	143

Total (H)	54,339	$45.02	$2,446,342

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$3,350,125

Implied Portfolio Capitalization Rate (C÷I)			6.2%

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

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3rd Quarter 2013

The Company presents NOI for the third quarter ended September 30, 2013, for properties stabilized as of July 1, 2013, so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of July 1, 2013, are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended September 30, 2013, to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities in lease-up	$(2,945)	$(145)	$(1,447)	(1,964)
Company share of unconsolidated entities	1,885	133	648	(1,077)
Minority share of consolidated real estate entity	(553)	(5)	(255)	(44)
Held for sale operating properties	1,113	111	540	-
Corporate property management expenses	-	-	(2,958)	-
Corporate apartments and other	(1,665)	(69)	(1,529)	-

	$(2,165)	$25	$(5,001)	(3,085)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended September 30, 2013:

	Rental and Other Revenues	Property Operating & Maintenance Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$23,047	$9,157	$13,890	24.9%	5,707
Dallas	17,867	7,674	10,193	18.3%	4,725
Houston	4,321	1,732	2,589	4.6%	961
Austin	4,413	1,986	2,427	4.4%	935
Washington, D.C.	14,184	4,717	9,467	17.0%	2,395
New York	3,186	1,612	1,574	2.8%	293
Tampa	9,207	3,404	5,803	10.4%	2,111
Orlando	3,973	1,409	2,564	4.6%	898
Charlotte	6,697	2,131	4,566	8.2%	1,748
Commercial	4,134	1,443	2,691	4.8%	-

Total	$91,029	$35,265	$55,764	100.0%	19,773

Approximate commercial Sq. Ft.					719,000

4)	The “As Adjusted” amount represents the CIP balance, adjusted for costs of completed apartment units, as follows:

Post Carlyle Square™ - Phase II	$84,086
Post Parkside™ at Wade	49,425
Post Lake® at Baldwin Park - Phase III	49,877
Post Richmond Avenue™	25,179
Post Soho Square™	17,071
Post Alexander™ - Phase II	8,118

$233,756

5)

The adjustment reflects a reduction for the depreciated book value of one apartment community held for sale and included in discontinued operations at September 30, 2013, as the net property operating income of this community has been included in adjusted property net operating income reflected above (see note 1).

6)

The adjustment reflects a reduction for the investments in unconsolidated entities, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

7)

The “As of September 30, 2013” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

8)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

9)

The “As of September 30, 2013” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $8,182, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

10)

The “As of September 30, 2013” amount represents total liabilities of unconsolidated apartment entities. The adjustment represents a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

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3rd Quarter 2013

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, debt extinguishment gains (losses) and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

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3rd Quarter 2013

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity, and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Property Operating Statistics - The Company uses average economic occupancy, gross turnover, net turnover and percentage increases in rent for new and renewed leases as statistical measures of property operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage. Gross turnover is defined as the percentage of leases expiring during the period that are not renewed by the existing residents. Net turnover is defined as gross turnover decreased by the percentage of expiring leases where the residents transfer to a new apartment unit in the same community or in another Post® community. The percentage increases in rent for new and renewed leases are calculated using the respective new or renewed rental rate as of the date of a new lease, as compared with the previous rental rate on that same unit.

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RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Nine months ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2013	2012	2013	2013	2012
Total same store NOI	$48,374	$47,049	$48,166	$143,847	$138,183
Property NOI from other operating segments	4,529	1,102	2,712	8,794	807

Consolidated property NOI	52,903	48,151	50,878	152,641	138,990

Add (subtract):
Interest income	8	20	23	67	359
Other revenues	225	209	229	668	637
Depreciation	(21,580)	(20,136)	(21,170)	(63,694)	(58,572)
Interest expense	(11,186)	(11,718)	(11,042)	(33,280)	(34,273)
Amortization of deferred financing costs	(646)	(667)	(645)	(1,915)	(2,026)
General and administrative	(4,079)	(3,763)	(4,170)	(12,494)	(11,931)
Investment and development	(367)	(203)	(592)	(1,448)	(1,005)
Other investment costs	(418)	(547)	(516)	(1,239)	(1,159)
Severance, impairment and other	(1,981)	-	-	(1,981)	-
Gains on condominium sales activities, net	5,293	10,261	13,981	27,468	25,695
Equity in income of unconsolidated real estate entities, net	656	475	477	1,611	7,416
Other income (expense), net	(196)	(137)	(282)	(644)	444
Net loss on extinguishment of indebtedness	-	-	-	-	(301)

Income (loss) from continuing operations	18,632	21,945	27,171	65,760	64,274
Income from discontinued operations	421	377	443	1,297	1,083

Net income	$19,053	$22,322	$27,614	$67,057	$65,357

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Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q3 ‘13 vs. Q3 ‘12 % Change	Q3 ‘13 vs. Q2 ‘13 % Change	Q3 ‘13 % Same Store NOI
	September 30, 2013	September 30, 2012	June 30, 2013
Rental and other revenues
Atlanta	$20,765	$19,825	$20,201	4.7%	2.8%
Dallas	17,867	17,362	17,370	2.9%	2.9%
Houston	3,720	3,446	3,600	8.0%	3.3%
Austin	3,008	2,845	2,944	5.7%	2.2%
Washington, D.C.	13,226	13,283	13,199	(0.4)%	0.2%
New York	3,743	3,709	3,721	0.9%	0.6%
Tampa	9,207	8,851	9,119	4.0%	1.0%
Orlando	2,804	2,777	2,795	1.0%	0.3%
Charlotte	5,204	5,013	5,096	3.8%	2.1%

Total rental and other revenues	79,544	77,111	78,045	3.2%	1.9%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	8,328	8,084	8,233	3.0%	1.2%
Dallas	7,674	7,561	7,390	1.5%	3.8%
Houston	1,487	1,407	1,446	5.7%	2.8%
Austin	1,344	1,249	1,200	7.6%	12.0%
Washington, D.C.	4,478	4,157	4,186	7.7%	7.0%
New York	1,867	1,612	1,559	15.8%	19.8%
Tampa	3,404	3,275	3,314	3.9%	2.7%
Orlando	937	1,042	920	(10.1)%	1.8%
Charlotte	1,651	1,675	1,631	(1.4)%	1.2%

Total	31,170	30,062	29,879	3.7%	4.3%

Net operating income
Atlanta	12,437	11,741	11,968	5.9%	3.9%	25.7%
Dallas	10,193	9,801	9,980	4.0%	2.1%	21.1%
Houston	2,233	2,039	2,154	9.5%	3.7%	4.6%
Austin	1,664	1,596	1,744	4.3%	(4.6)%	3.4%
Washington, D.C.	8,748	9,126	9,013	(4.1)%	(2.9)%	18.1%
New York	1,876	2,097	2,162	(10.5)%	(13.2)%	3.9%
Tampa	5,803	5,576	5,805	4.1%	(0.0)%	12.0%
Orlando	1,867	1,735	1,875	7.6%	(0.4)%	3.9%
Charlotte	3,553	3,338	3,465	6.4%	2.5%	7.3%

Total same store NOI	$48,374	$47,049	$48,166	2.8%	0.4%	100.0%

Average rental rate per unit
Atlanta	$1,281	$1,225	$1,261	4.6%	1.6%
Dallas	1,225	1,182	1,213	3.6%	1.0%
Houston	1,428	1,338	1,399	6.7%	2.0%
Austin	1,535	1,466	1,509	4.7%	1.7%
Washington, D.C.	1,896	1,883	1,898	0.7%	(0.1)%
New York	3,883	3,824	3,869	1.5%	0.4%
Tampa	1,400	1,348	1,386	3.9%	1.0%
Orlando	1,513	1,487	1,518	1.7%	(0.3)%
Charlotte	1,212	1,167	1,195	3.9%	1.4%
Total average rental rate per unit	1,426	1,379	1,412	3.4%	1.0%

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Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Nine months ended
	September 30, 2013	September 30, 2012	% Change
Rental and other revenues
Atlanta	$60,784	$57,874	5.0%
Dallas	52,499	50,353	4.3%
Houston	10,913	10,050	8.6%
Austin	8,836	8,307	6.4%
Washington, D.C.	39,465	39,245	0.6%
New York	11,075	10,979	0.9%
Tampa	27,341	25,988	5.2%
Orlando	8,384	8,149	2.9%
Charlotte	15,319	14,521	5.5%

Total rental and other revenues	234,616	225,466	4.1%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	24,388	23,046	5.8%
Dallas	22,238	21,724	2.4%
Houston	4,318	4,052	6.6%
Austin	3,767	3,644	3.4%
Washington, D.C.	12,955	12,126	6.8%
New York	5,194	4,905	5.9%
Tampa	10,028	9,703	3.3%
Orlando	2,961	3,046	(2.8)%
Charlotte	4,920	5,037	(2.3)%

Total	90,769	87,283	4.0%

Net operating income
Atlanta	36,396	34,828	4.5%
Dallas	30,261	28,629	5.7%
Houston	6,595	5,998	10.0%
Austin	5,069	4,663	8.7%
Washington, D.C.	26,510	27,119	(2.2)%
New York	5,881	6,074	(3.2)%
Tampa	17,313	16,285	6.3%
Orlando	5,423	5,103	6.3%
Charlotte	10,399	9,484	9.6%

Total same store NOI	$143,847	$138,183	4.1%

Average rental rate per unit
Atlanta	$1,263	$1,200	5.3%
Dallas	1,212	1,160	4.5%
Houston	1,403	1,298	8.1%
Austin	1,511	1,429	5.7%
Washington, D.C.	1,894	1,861	1.8%
New York	3,875	3,782	2.5%
Tampa	1,386	1,322	4.8%
Orlando	1,514	1,453	4.2%
Charlotte	1,196	1,134	5.5%
Total average rental rate per unit	1,412	1,353	4.4%

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Table 3 - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q3 2013 Avg. Monthly Rent		Q3 2013 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,015	$1,688	$1.66	97.8%
Post Brookhaven®	1990-1992	735	933	1,111	1.19	97.2%
Post Chastain®	1990/2008	558	866	1,231	1.42	98.5%
Post Collier Hills® (1)(2)	1997	396	948	1,097	1.16	97.9%
Post Gardens®	1998	397	1,039	1,279	1.23	98.2%
Post Glen® (2)	1997	314	1,076	1,272	1.18	98.4%
Post Lindbergh® (1)(2)	1998	396	909	1,146	1.26	98.1%
Post Peachtree Hills®	1992-1994/2009	300	978	1,366	1.40	99.5%
Post StratfordTM	2000	250	1,000	1,346	1.35	95.9%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,158	1.12	97.5%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,235	1.23	97.4%

Midtown
Post ParksideTM	2000	188	886	1,518	1.71	98.5%
Post Renaissance® (6)	1992-1994	342	914	1,124	1.23	96.3%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	1,070	1.04	98.7%
Post Riverside®	1998	522	1,059	1,525	1.44	96.7%
Post SpringTM	2000	452	977	1,046	1.07	97.1%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	1,083	1.28	95.3%
Post EastsideTM	2008	435	912	1,187	1.30	95.4%
Post Legacy	2000	384	810	1,062	1.31	96.3%
Post Sierra at Frisco Bridges™	2009	268	896	1,127	1.26	95.4%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,971	1.61	94.0%
Post Cole’s CornerTM	1998	186	800	1,194	1.49	97.7%
Post GalleryTM	1999	34	2,307	2,903	1.26	95.8%
Post HeightsTM	1998-1999/2009	368	845	1,363	1.61	95.7%
Post Katy Trail™	2010	227	898	1,641	1.83	98.0%
Post MeridianTM	1991	133	780	1,351	1.73	96.0%
Post SquareTM	1996	216	856	1,347	1.57	95.8%
Post Uptown VillageTM	1995-2000	496	736	1,125	1.53	98.2%
Post VineyardTM	1996	116	733	1,166	1.59	97.2%
Post VintageTM	1993	160	750	1,234	1.65	97.4%
Post WorthingtonTM	1993/2008	334	820	1,480	1.80	94.6%

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Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Yr. Completed / Yr. of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q3 2013 Avg. Monthly Rent		Q3 2013 Average Economic Occ.
				Per Unit	Per Sq. Ft.

Houston
Post Midtown Square® -Phases I & II	1999-2000	529	759	$1,351	$1.78	97.8%
Post Midtown Square® - Phase III (4)	2012	124	889	1,709	1.92	96.1%
Post Rice LoftsTM	1998	308	904	1,559	1.72	96.1%
Austin
Post Barton Creek™	1998	160	1,162	1,787	1.54	97.5%
Post Park Mesa™	1992	148	1,091	1,455	1.33	97.0%
Post South Lamar™ (4)	2012	298	853	1,607	1.88	98.5%
Post West Austin™	2009	329	889	1,447	1.63	96.5%
Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,740	1.77	95.8%
Post Park®	2010	396	975	1,648	1.69	93.5%
Virginia
Post Carlyle Square™—Phase I	2006	205	861	2,381	2.77	95.0%
Post Carlyle Square™—Phase II (4)	2012	344	906	2,482	2.74	87.8%
Post Corners at Trinity Centre (2)	1996	336	994	1,612	1.62	95.5%
Post Pentagon Row TM	2001	504	853	2,320	2.72	92.9%
Post Tysons Corner TM	1990	499	807	1,770	2.19	92.7%
Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	883	3,199	3.62	96.8%
New York City
Post Luminaria TM (2)(3)	2002	138	721	3,867	5.36	96.5%
Post Toscana TM (2)	2003	199	817	3,894	4.77	94.4%
Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,429	1.41	98.6%
Post Harbour PlaceTM	1999-2002	578	920	1,521	1.65	98.6%
Post Hyde Park® (2)	1996-2008	467	1,011	1,476	1.46	97.4%
Post Rocky Point®	1996-1998	916	1,031	1,280	1.24	94.8%
Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,529	1.51	96.5%
Post Lake® at Baldwin Park—Phase III (4)	2013	410	960	1,584	1.65	26.6%
Post Lakeside™ (5)	2013	300	1,070	1,271	1.19	93.9%
Post ParksideTM	1999	248	867	1,490	1.72	97.4%
Charlotte
Post Ballantyne	2004	323	1,252	1,186	0.95	95.5%
Post Gateway PlaceTM	2000	436	804	1,117	1.39	96.3%
Post Park at Phillips Place®	1998	402	1,101	1,373	1.25	97.7%
Post South End™	2009	360	847	1,331	1.57	97.4%
Post Uptown PlaceTM	2000	227	800	1,148	1.44	97.2%
Raleigh
Post Parkside™ at Wade (4)	2013	397	875	1,068	1.22	24.2%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.
4)	During the period, these communities, or portions thereof, were currently in lease-up.
5)	Community was acquired in May 2013. Average monthly rent and average economic occupancy was calculated for the Company’s ownership period.
6)	This community was held for sale at September 30, 2013 and subsequently sold in October 2013.

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Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Nine months ended September 30, 2013
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store communities	$234,616	$90,769	$143,847	61.3%	38.7%
Development and lease-up communities	10,995	5,927	5,068	N/A	N/A
Acquired communities	6,037	2,101	3,936	65.2%	34.8%
Other property segments:
Corporate apartments	4,554	3,854	700	15.4%	84.6%
Commercial	12,162	4,161	8,001	65.8%	34.2%
Corporate property management expenses (1)	-	8,911	(8,911)

	$268,364	$115,723

Consolidated property NOI (2)			$152,641

Third-party management fees			$644

1)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$8,911
Less: Third-party management fees	(644)

Net property management expenses	$8,267

Denominator:
Total rental and other property revenues	$268,364
Less: Corporate apartment revenues	(4,554)

Adjusted property revenues	$263,810

Net property management expenses as a percentage of adjusted property revenues	3.1%

2)	Consolidated property NOI is a non-GAAP financial measure. See Table 1 on page 22 for a reconciliation of consolidated property NOI to GAAP net income.

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Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Annually recurring capital expenditures by operating segment
Same store communities	$3,582	$4,196	$10,547	$11,110
Development and lease-up	20	4	45	4
Acquired communities	275	78	362	78
Commercial and other segments	251	394	539	960

Total annually recurring capital expenditures	$4,128	$4,672	$11,493	$12,152

Periodically recurring capital expenditures by operating segment
Same store communities	$2,174	$1,847	$9,595	$4,268
Development and lease-up	9	-	20	5
Acquired communities	61	3	289	3
Commercial and other segments	646	364	1,313	1,460

Total periodically recurring capital expenditures	$2,890	$2,214	$11,217	$5,736

Total revenue generating capital expenditures	$1,800	$1,212	$4,213	$2,522

Decrease (increase) in capital expenditure accruals	$273	$-	$(842)	$-

Total property capital expenditures per statements of cash flows	$9,091	$8,098	$26,081	$20,410

Table 6 - Computation of Debt Ratios

(In thousands)

	As of September 30,
	2013	2012

Total real estate assets per balance sheet	$2,264,299	$2,177,745
Plus:
Company share of real estate assets held in unconsolidated entities	57,939	59,177
Company share of accumulated depreciation - assets held in unconsolidated entities	12,269	10,658
Accumulated depreciation per balance sheet	891,754	825,015
Accumulated depreciation on assets held for sale	14,177	-

Total undepreciated real estate assets (A)	$3,240,438	$3,072,595

Total debt per balance sheet	$1,099,698	$1,036,492
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,149,229	$1,086,023

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	35.5%	35.3%

Total debt per balance sheet	$1,099,698	$1,036,492
Plus:
Company share of third party debt held in unconsolidated entities	49,531	49,531
Preferred shares at liquidation value	43,392	43,392

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,192,621	$1,129,415

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	36.8%	36.8%

Supplemental Financial Data	28 | P a g e

3rd Quarter 2013

Table 7 - Computation of Coverage Ratios

(In thousands)

	Nine months ended September 30,
	2013	2012
Net income	$67,057	$65,357
Other non-cash (income) expense, net	2,887	2,920
Income tax expense, net	676	469
Gains on sales of real estate assets, net	(27,468)	(25,695)
Gain on sale of real estate assets—unconsolidated entity, net	-	(6,055)
Net loss on early extinguishment of indebtedness	-	301
Non-cash impairment charge	400	-
Depreciation expense	63,694	58,572
Depreciation expense - discontinued operations	527	600
Depreciation and amortization (company share)—unconsolidated entities	894	972
Interest expense	33,280	34,273
Interest expense - discontinued operations	266	291
Interest expense (company share)—unconsolidated entities	1,827	1,970
Amortization of deferred financing costs	1,915	2,026

Income available for debt service (A)	$145,955	$136,001

Annualized income available for debt service (B)	$194,607	$181,335

Interest expense	$33,280	$34,273
Interest expense - discontinued operations	266	291
Interest expense (company share) - unconsolidated entities	1,827	1,970

Adjusted interest expense (C)	35,373	36,534
Capitalized interest	3,122	4,414

Adjusted interest expense (including capitalized interest) (D)	$38,495	$40,948

Adjusted interest expense	$35,373	$36,534
Dividends to preferred shareholders	2,766	2,766

Fixed charges (E)	38,139	39,300
Capitalized interest	3,122	4,414

Fixed charges (including capitalized interest) (F)	$41,261	$43,714

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,149,229	$1,086,023

Interest coverage ratio (A÷C)	4.1x	3.7x

Interest coverage ratio (including capitalized interest) (A÷D)	3.8x	3.3x

Fixed charge coverage ratio (A÷E)	3.8x	3.5x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	3.5x	3.1x

Total debt to annualized income available for debt service ratio (G÷B)	5.9x	6.0x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

September 30, 2013
Total Company shareholders’ equity per balance sheet	$1,127,642
Plus:
Accumulated depreciation, per balance sheet	891,754
Accumulated depreciation held for sale assets, per balance sheet	14,177
Noncontrolling interest of common unitholders - Operating Partnership	6,453
Less:
Deferred financing costs, net, per balance sheet	(9,129)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$1,987,505

Total common shares and units (B)	54,339

Company undepreciated book value per share (A÷B)	$36.58

Supplemental Financial Data	29 | P a g e